UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EAGLE BANCORP MONTANA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	27-1449820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Prospect Avenue, Helena, Montana	59601
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-163790

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Policy Regarding Dividends,” “Market for Common Stock,” “Description of Capital Stock of Eagle Bancorp Montana, Inc. Following the Conversion,” “Comparison of Stockholders’ Rights for Existing Stockholders of Eagle Bancorp” and “Restrictions on Acquisition of Eagle Bancorp Montana, Inc.” in the Registrant’s Registration Statement on Form S-1 (File No. 333-163790), as initially filed December 17, 2009 and as amended on February 1, 2010 and February 16, 2010, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Eagle Bancorp Montana, Inc.” in the Registrant’s Registration Statement on Form S-1 (File No. 333-163790), as initially filed December 17, 2009 and as amended on February 1, 2010 and February 16, 2010, which is hereby incorporated by reference.

Item 2.	Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-163790), as initially filed December 17, 2009 and as amended on February 1, 2010 and February 16, 2010, which is hereby incorporated by reference.

2.	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-163790), as initially filed December 17, 2009 and as amended on February 1, 2010 and February 16, 2010).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-163790), as initially filed December 17, 2009 and as amended on February 1, 2010 and February 16, 2010).

4.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-163790), as initially filed December 17, 2009 and as amended on February 1, 2010 and February 16, 2010).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eagle Bancorp Montana, Inc.

By:	/s/ Clint J. Morrison
Clint J. Morrison Senior Vice President & CFO

Date: March 31, 2010